UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 11, 2020
MOLECULIN BIOTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5300 Memorial Drive, Suite 950, Houston ,TX 77007
(Address of principal executive offices and zip code)

(713) 300-5160
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X] Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	MBRX	The NASDAQ Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2020, the Compensation Committee of the Board of Directors of Moleculin Biotech, Inc. ("Company") agreed to modify the Company’s policy for compensating non-employee members of the Board by (i) amending the annual option grant that is issued on the date of the annual meeting (commencing in 2021) to each non-employee director that is re-elected at the annual meeting to provide for a 10-year option to purchase 20,000 shares of the Company’s common stock, with quarterly vesting and an exercise price equal the closing price of the Company’s common stock on the date of the annual meeting, and (ii) increasing the annual cash compensation payable to each non-employee members of the Board from $35,000 to $40,000.
Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2020, the Company held its 2020 Annual Meeting of Stockholders (the "Annual Meeting"). As of March 23, 2020, the record date for the Annual Meeting, there were 53,227,700 shares of common stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting, of which 41,131,579 shares, or 77.27%, were present in person or represented by proxy, which constituted a quorum. The holders of shares of our common stock are entitled to one vote for each share held. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company's stockholders at the Annual Meeting.

Proposal 1. Election of Directors - The Company's stockholders elected Walter V. Klemp, Robert George, Michael Cannon and John Climaco to serve until the 2021 Annual Meeting of Stockholders of the Company, or until such person's successor is qualified and elected.

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Walter V. Klemp	16,390,215	1,424,241	23,317,123
Robert George	15,472,188	2,342,268	23,317,123
Michael Cannon	15,941,344	1,873,112	23,317,123
John Climaco	15,973,315	1,841,141	23,317,123
Proposal 2. Ratify Grant Thornton LLP as Independent Registered Public Accountant - The Company's stockholders ratified the appointment of Grant Thornton, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020, by the following vote:

Votes For	Votes Against	Abstain
39,454,292	1,180,065	497,222

Proposal 3. To Effect a Reverse Stock Split of the Outstanding Shares - - The Company’s stockholders authorized the Board of Directors, in its sole discretion, prior to the one-year anniversary of the Annual Meeting, to file an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split at one of the following reverse stock split ratios, 1-for-2, 1-for-3, 1-for-4, 1-for-5, 1-for-6, 1-for-7, or 1-for-8. As of the date hereof, the Company's Board of Directors has not made any determination on the filing of such amendment. The voting on this proposal is set forth below:

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Votes For	Votes Against	Abstain
26,983,694	13,582,402	565,483

Proposal 4. To Increase the Number of Common Stock Authorized for Issuance under the 2015 Plan - The Company’s stockholders approved an increase in the number of shares of common stock authorized for issuance under the 2015 Plan by 6,000,000 shares.

The voting on this proposal is set forth below:

Votes For	Votes Against	Abstain
27,702,826	12,906,337	522,416

Proposal 5. To authorize an Adjournment of the Annual Meeting - To authorize an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting or adjournment or postponement thereof to approve of the foregoing proposals.

Votes For	Votes Against	Abstain
31,734,118	8,579,342	818,119

Adjournment of the Annual Meeting was necessary due to public health concerns.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MOLECULIN BIOTECH, INC.
Date: June 17, 2020
By: /s/ Jonathan P. Foster
Jonathan P. Foster
Chief Financial Officer

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